UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2004

CASCADE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-25286	91-1661954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 Colby Avenue
Everett, Washington 98201
(Address of principal executive offices, including Zip Code)

(425) 339-5500
(Registrant’s telephone number, including area code)

SIGNATURE
EXHIBIT 2
EXHIBIT 99

Item 5.	Other Events and Regulation FD Disclosure

     On February 11, 2004, Cascade Financial Corporation (“Cascade”) entered into an Agreement and Plan of Merger (the “Agreement”) with Issaquah Bancshares, Inc., a Washington corporation (“Issaquah”).

     Under the terms of the Agreement, (i) Issaquah will be merged with and into Cascade, with Cascade as the surviving company, and (ii) Issaquah Bank will be merged with and into Cascade Bank, with Cascade Bank as the surviving company. Each share of Issaquah common stock outstanding immediately prior to the closing of the merger will be converted and exchanged into cash and Cascade common stock with a value ranging from $64.50 to $85.50, based on the average of the closing prices of Cascade common stock for each of the 20 trading days immediately preceding the third trading day prior to the effective date of the merger.

     The merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. The transaction is currently valued at approximately $32 million and has been approved by the directors of both companies.

     Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approvals and approval by shareholders of Issaquah. For information regarding the terms of the proposed transaction, reference is made to the Agreement and the press release dated February 11, 2004, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

(a)	Financial statements—not applicable.

(b)	Pro forma financial information—not applicable.

(c)	Exhibits:

2	Agreement and Plan of Merger dated February 11, 2004.
99	Press Release issued by Cascade dated February 11, 2004.

     The following exhibits are furnished herewith:

Exhibit
Number

2	Agreement and Plan of Merger dated February 11, 2004.
99	Press Release issued by Cascade dated February 11, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 12, 2004.

CASCADE FINANCIAL CORPORATION

	By:	/s/ Carol K. Nelson

Carol K. Nelson
President and Chief Executive Officer

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